UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2025

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On July 10, 2025, AvalonBay Communities, Inc. (the “Company”) closed the public offering (the “Offering”) of an aggregate of $400,000,000 principal amount of its 5.000% Senior Notes due 2035 (the “Notes”).

The Offering was made pursuant to a prospectus supplement dated June 30, 2025 and a base prospectus dated February 23, 2024 relating to the Company’s registration statement on Form S-3 (File No. 333-277313) (the “Registration Statement”). In connection with the Offering of the Notes, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., Scotia Capital (USA) Inc. and Truist Securities, Inc., as representatives of the several underwriters named in the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes bear interest from July 10, 2025, with interest on the Notes payable semi-annually on February 1 and August 1, beginning on February 1, 2026. The Notes will mature on August 1, 2035 unless the Company redeems them earlier.

The terms of the Notes are governed by an Indenture between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Base Indenture”), dated as of February 23, 2024, as supplemented by the Second Supplemental Indenture between the Company and the Trustee, dated as of July 10, 2025 (the “Second Supplemental Indenture”).

The Company estimates that the net proceeds from the sale of the Notes, after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $393.9 million.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include the repayment of outstanding indebtedness under the Company’s commercial paper program, which allows the Company to issue, from time to time, unsecured commercial paper notes with varying maturities of less than one year up to a maximum amount outstanding at any one time of $1,000,000,000. General corporate purposes may also include identified and prospective land acquisitions, the development and redevelopment of residential communities, the acquisition of communities, funding the Company’s Structured Investment Program investments and the repayment and refinancing of other indebtedness. Pending the application of such net proceeds, the Company may temporarily invest all or a portion of the net proceeds from the Offering in cash or cash equivalents and/or hold such proceeds in accordance with the Company’s internal liquidity policy.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the Second Supplemental Indenture and the form of the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the filing of the Underwriting Agreement, the Company is also filing the opinion and consent of its counsel, Goodwin Procter LLP, regarding the legality of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively, which are incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of June 30, 2025, by and among the Company and Wells Fargo Securities, LLC, Barclays Capital Inc., Scotia Capital (USA) Inc. and Truist Securities, Inc., as representatives of the several underwriters named therein (filed herewith)
4.1	Indenture for Debt Securities, dated as of February 23, 2024, between the Company and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.8 to Form 10-K of the Company filed February 23, 2024)
4.2	Second Supplemental Indenture, dated as of July 10, 2025, between the Company and U.S. Bank Trust Company, National Association (filed herewith)
4.3	Form of 5.000% Senior Notes due 2035 (attached as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.2 hereto)
5.1	Opinion of Goodwin Procter LLP (filed herewith)
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document) (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: July 10, 2025	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer